Exhibit 99.01

Adapti, Inc. (OTC: ADTI) Announces Closing of The Ballengee Group Acquisition
Company Intends to Begin a New Era in AI-Driven Sports and Social Media Management

Las Vegas, NV – July 17, 2025 – Adapti, Inc. (OTC: ADTI) announced that on July 14, 2025, it has closed its acquisition of 100% of the membership interests of The Ballengee Group, LLC, (“Ballengee”) a Dallas-based baseball sports management agency which represents approximately 200 professional athletes. Pursuant to the acquisition, the security holders of Ballengee are entitled to receive: (i) 6,500,000 shares of Common Stock of Adapti, (ii) a promissory note in the principal amount of $7,500,000 (the “Note”), and (iii) contingent earnout consideration of up to $20,000,000, payable in shares of Adapti Common Stock (the “Earnout”).

This acquisition marks a major milestone in Adapti’s vision to create an integrated agency that combines sports representation with social media management and AI technology. By bringing Ballengee’s roster of athletes together with AdaptAI — Adapti’s SaaS-based platform that it is developing for data-driven influencer alignment, management believes that the company is uniquely positioned to increase exposure and revenue for Ballengee’s athlete clients.

“Today we embark on an exciting new chapter,” said Adam Nicosia, CEO of Adapti, Inc. “By uniting The Ballengee Group’s world-class talent management expertise with our AdaptAI platform, we’re hoping to redefine how athletes and brands connect. Our integrated agency model will aim to empower clients to amplify their reach, unlock new sponsorship opportunities, and leverage real-time data insights to continuously optimize their personal brands.”

“Joining forces with Adapti opens tremendous possibilities for our athletes,” said James Ballengee, Founder of The Ballengee Group. “Together, we plan to harness AI-driven audience analytics and social media strategies to elevate athlete profiles like never before. I’m thrilled for what lies ahead as we build the future of sports marketing and management.”

Adapti plans to roll out a suite of integrated services that blend traditional contract negotiation and endorsement deals with dynamic social media campaigns, which we anticipate will be powered by AdaptAI’s proprietary “data fingerprint” technology that the company is developing. This technology will utilize Large Language Models to quickly optimize and adapt to changes in the ever evolving marketing landscape. This holistic approach is being designed to maximize engagement, drive higher ROI for brand partners, and ensure athletes capture every opportunity to grow their platforms.

About The Ballengee Group

The Ballengee Group is a full-service sports agency representing MLB athletes. Its team of seasoned agents, attorneys, and business executives offers deep expertise in contract negotiation, marketing deals, public relations, and strategic partnerships. With over 150 years of combined experience, The Ballengee Group has guided world champions and global icons throughout their careers.

About Adapti, Inc. (OTC: ADTI)

Adapti, Inc. leverages advanced AI technology to match products and brands with optimal influencers, using proprietary data analytics to drive superior marketing results. Adapti aims to build a global platform where data is an asset, efficiently paired with high-impact influencers.

About the Acquisition

For more information regarding the acquisition contained in this press release, please refer to Adapti, Inc’s filings with the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Adapti, Inc. generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Adapti based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Adapti’s control. Adapti’s actual results (including those of Ballengee post-acquisition) could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the ability to integrate the business operations of Ballengee with that of Adapti, (ii) the ability of Adapti to timely make the necessary filings with the SEC related to the acquisition of Ballengee, and (iii) those risks detailed in Adapti’s reports filed with the SEC, as well as other documents that may be filed by Adapti from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Additional risks and uncertainties can be found in the Company’s recent annual and quarterly reports, filed with the SEC or other filings that are filed with the SEC thereafter. Adapti cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Adapti undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Contact:

Phone: 214-301-3745

Email: investorrelations@adapti.io